As filed with the Securities and Exchange Commission on September 29, 2000
                                             Registration No. 333-77145-99
==========================================================================
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

                   POST-EFFECTIVE AMENDMENT NO. 1 TO
                               FORM S-8
                        REGISTRATION STATEMENT
                                Under
                      THE SECURITIES ACT OF 1933

                           PG&E CORPORATION
         (Exact name of registrant as specified in its charter)

         California                                 94-3234914
  (State or other jurisdiction        (I.R.S. Employer Identification No.)
  of incorporation or organization)

                   One Market, Spear Street Tower, Suite 2400
                         San Francisco, California 94105
              (Address of principal executive offices) (zip code)

                   PG&E CORPORATION RETIREMENT SAVINGS PLAN
                            (Full title of the Plan)

                              Gary P. Encinas, Esq.
                             One Market, Spear Tower
                                    Suite 400
                         San Francisco, California 94105
                     (Name and address of agent for service)

Telephone number, including area code, of agent for service:(415) 267-7000

This registration statement is being amended with respect to the items noted below and to file the additional exhibits noted below, including the opinion of counsel as to the legality of the shares of PG&E
Corporation common stock that may be issued under the PG&E Corporation Retirement Savings Plan.


Item 5. Interests of Named Experts and Counsel.

The legality of the shares of PG&E Corporation common stock that may be issued under the PG&E Corporation Retirement Savings Plan and all legal matters in connection therewith will be passed upon by Gary P. Encinas, Chief Counsel, Corporate, of the PG&E Corporation Law Department. Mr. Encinas and other members of the PG&E Corporation Law Department who will participate in consideration of legal matters relating to the Common Stock, together with members of their respective families, own in the aggregate approximately 18,545 shares of Common Stock, and have received options to purchase approximately 454,800 shares of Common Stock.


Item 8.	Exhibits.

      5    Opinion of Gary P. Encinas, Esq.

     24    Power of Attorney.

                                   SIGNATURES

	The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-effective Amendment No. 1 to Registration Statement No. 333-77145 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of San Francisco, State of California, on the 29th day of September, 2000.

                             PG&E CORPORATION
                                (Registrant)

                                   GARY P. ENCINAS
                             By ---------------------------
                                   GARY P. ENCINAS
                                   Attorney-in-Fact


     Pursuant to the requirements of the Securities Act of 1933, this Post-effective Amendment No. 1 to Registration Statement No. 333-77145 has been signed by the following persons in the capacities indicated and on the dates indicated.

            Signatures            Title                   Date
            ----------            -----                   ----

A.	Principal Executive
	Officer
     *ROBERT D. GLYNN, JR.      Chairman of the        September 29, 2000
		                   Board, President,
		                   and Chief
		                   Executive Officer

B.	Principal Financial
      Officer

	**PETER A. DARBEE       Senior Vice President
		                  and Chief Financial    September 29, 2000
		                  Officer

C.	Controller or
	Principal Accounting
	Officer

	*CHRISTOPHER P. JOHNS  Vice President
                               and Controller          September 29, 2000

D.   Directors                                         September 29, 2000

	*ROBERT D. GLYNN, JR.
	*RICHARD A. CLARKE
	*DAVID A. COULTER
	*C. LEE COX

	*WILLIAM S. DAVILA
	*DAVID M. LAWRENCE
	*MARY S. METZ
	*BARRY LAWSON WILLIAMS


      GARY P. ENCINAS
* By ------------------------------
	(Gary P. Encinas,
         Attorney-in-Fact Pursuant to Powers of Attorney filed as
         Exhibit 24.1 to Registration Statement No. 333-77145)


      GARY P. ENCINAS
** By ------------------------------
	(Gary P. Encinas,
         Attorney-in-Fact Pursuant to Power of Attorney filed as
         Exhibit 24 to this Post-Effective Amendment No. 1)

      The Plan. Pursuant to the requirements of the Securities Act of 1933, the administrator of the Plan listed below has duly caused this Post-Effective Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of San Francisco, State of California, on the 29th day of September, 2000.



                       PG&E CORPORATION RETIREMENT SAVINGS PLAN


                        By   BRUCE R. WORTHINGTON
                            ----------------------
                             Bruce R. Worthington
                             Chairman, Employee Benefit Committee

                          EXHIBIT INDEX

Exhibit No.                Description

     5            Opinion of Gary P. Encinas, Esq.


    24            Power of Attorney